UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2010

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On April 12, 2010, Strategic Storage Trust, Inc. (the "Registrant") issued a press release regarding the closing of the acquisition described below in Item 8.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01.     Other Events

Acquisition of the Mesa Property

On April 9, 2010, the Registrant, through a wholly-owned subsidiary of the Registrant's operating partnership, closed on the purchase of a self storage facility located in Mesa, Arizona. The Registrant purchased the Mesa property from an unaffiliated third party for a purchase price of approximately $3.7 million plus closing costs and acquisition fees. The Registrant funded this acquisition using a combination of net proceeds from its initial public offering and the assumption of lender financing of approximately $3.2 million.

The Mesa property is an approximately 570-unit self storage facility that sits on approximately 4.6 acres and contains approximately 75,600 rentable square feet located at 9252 E. Guadalupe Rd., Mesa, Arizona. It was constructed in 2002. The Mesa property was 81% physically occupied as of the date of acquisition.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release Announcing the Acquisition of the Mesa Property

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.
Date: April 12, 2010	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer